Exhibit 10.1

OEM Sales Agreement

Silver Egg Technology CO.,Ltd. (hereinafter referred to as “Party A”) and HeartCore Co., Ltd. (hereinafter referred to as “Party B”) hereby enter into this OEM Sales Agreement (hereinafter referred to as “this Agreement”) regarding the OEM sale of Party A's Aigent service “Aigent Recommender” to Party B.

Article 1 (Purpose and Scope of Application)

1. The purpose of this Agreement is to set forth the rights and obligations between the parties concerning the OEM provision by Party A of its developed service, “Aigent Recommender” (hereinafter referred to as the “Service”), to be incorporated into the “HeartCore CMS” service (hereinafter referred to as the “CMS Service”) provided by Party B to website operators, and sold by Party B as part of its own service.

2. This agreement shall serve as the basic agreement and shall apply uniformly to all individual agreements concluded between the parties during the term of this Agreement.

Article 2 (Definitions)

1. The following terms used in this Agreement shall have the meanings set forth below: “Website Operator” refers to a party that has entered into an agreement with the Party B regarding the use of the Service.

2. “Website Operator Site” means the website operated by the Website Operator.

3. “Individual Contract” means an individual service provision contract concluded between Party A and Party B in accordance with the provisions of Article 5.

4. “Intellectual Property Rights” shall mean copyrights, patent rights, utility model rights, trademark rights, design rights, and any other intellectual property rights (including the rights to obtain such rights or to apply for registration or other procedures related thereto).

5. “The Service” refers to the recommendation service “Aigent Recommender Service” included in the AI marketing service “Aigent” developed by Party A, which combines multiple machine learning technologies to provide real-time recommendations based on end-User behavior.

6. The “CMS Service” refers to the content management system provided by Party B.

7. “End User” means a User who utilizes the services provided by a website operator over the Internet.

8. “OEM Provision” means the form in which Party B provides the Services developed by Party A under Party B’s brand and name, without displaying Party A’s name or trademarks, as Party B’s own service.

Article 3 (Relationship Between the Parties)

1. Party A and Party B are mutually independent parties, and for no purpose shall either party be considered a legal agent of the other. This Agreement shall not be construed as creating a partnership or any similar relationship between the Parties.

2. The parties to this Agreement shall not have, nor shall they represent themselves as having, any right or authority to bind the other party, or to assume or impose any obligation or liability on behalf of or in the name of the other party, except as expressly provided in this Agreement.

Article 4 (Scope of Services)

1. Party A shall provide the Services defined in Article 2, Paragraph 5 to Party B under Party B’s brand name on an OEM basis.

2. The specific terms and conditions for the provision of the Service (including the applicable website operators, usage period, fee structure, etc.) shall be determined in individual agreements.

3. Individual contracts shall constitute a part of this Agreement, and unless otherwise specified, the provisions of this Agreement shall apply. In the event of any conflict between the provisions of this Agreement and those of an individual contract, the provisions of the individual contract shall prevail.

4. Party A and Party B shall, in good faith, cooperate with each other to promote the mutual expansion of their interests.

Article 5 (Application and Individual Contracts)

1. After entering into an agreement with the website operator regarding the use of the CMS service, Party B shall submit to Party A an individual contract containing the matters specified by Party A and apply for the provision of the Service.

2. When Party A receives and accepts the individual contract described in the preceding paragraph, the individual contract between Party A and Party B concerning the provision of the Service to the relevant website operator shall be deemed to have been concluded.

3. The term of the individual contract established pursuant to Paragraph 2 of this Article shall commence from the date of establishment of the individual contract and shall continue until the last day of the month in which 12 months have elapsed from the start date of the use of the Service. However, unless either Party A or Party B gives written notice of refusal to renew at least 30 days prior to the expiration of the term, the contract shall be automatically renewed for an additional 12-month period, and the same shall apply thereafter.

4. Each individual contract shall be used for only one business of one corporation, one organization, or one individual per contract, and shall not be used for any purpose other than the target domain specified in the individual contract.

5. The usage fees for individual contracts shall be calculated based on the period from the first day to the last day of each month.

6. The effective date of the individual contract shall be the date on which Party B submits the individual contract to Party A, Party A accepts it, and Party A notifies Party B via email of the issuance of the account code for the target site, with the date specified by Party A as the start date for the use of the service.

7. If Party B wishes to terminate the individual contract upon the expiration of its validity period, Party B shall submit the termination application form specified by Party A to Party A at least 30 days prior to the expiration date, and Party A shall accept the termination.

8. If Party B terminates the individual contract before the expiration of its term, Party B shall pay the full amount of the service fees due through the expiration date of the contract.

9. In the event that the contract concerning the use of the Service between Party B and the website operator is terminated, the individual contract between Party A and Party B relating to the said website operator shall also be deemed terminated.

10. Each individual contract shall constitute a part of this Agreement, and unless otherwise specifically agreed, the provisions of this Agreement shall apply to such individual contracts. In the event of any inconsistency between the provisions of this Agreement and those of an individual contract, the provisions of the individual contract shall prevail.

Article 6 (Contractual Relationship and Consideration for the Services)

1. The contract regarding the use of the Service shall be concluded directly between Party B and the website operator. The terms of use applicable to the contract between Party B and the website operator shall be equivalent in content to the terms of use published by Party A at the URL specified in Appendix B. However, Party A agrees that Party B may modify the terms of use with Party Aʼs approval, within the scope of Party Bʼs responsibility.

2. Party B shall pay to Party A the consideration for the Service under this Agreement as set forth in Appendix A (hereinafter referred to as the “Service Fee”). However, Party A may change the price or other terms of the Service as necessary, and such changes shall be made through mutual consultation between the parties and in writing.

3. The fee for the provision of the Service between Party B and the website operator may be determined at the sole discretion of Party B.

4. If Party B sells the Service under a name different from “Aigent Recommender” on its own service, Party B shall notify Party A in advance and obtain Party Aʼs approval.

5. Party A shall calculate the Service Fee based on the usage status of the Service by the website operators for each month, prepare an invoice, and send it to Party B by the fifth business day of the following month. Party B shall pay the amount stated on the invoice, including the applicable consumption tax, by wire transfer to the bank account designated by Party A by the end of the second month following the usage month. The bank transfer fee shall be borne by Party B.

6. The accrual of the Service Fee for Party A shall commence from the effective date of the individual contract.

Article 7 (Intellectual Property Rights)

1. All intellectual property rights related to the Services shall belong to Party A or to those who have granted a license to Party A. Party B shall not acquire any such intellectual property rights through OEM provision. Intellectual property rights related to the CMS Services shall belong to Party B or to those who have granted a license to Party B. The parties to this Agreement shall not engage in any acts that infringe upon the intellectual property rights of the other party.

2. During the term of this Agreement, Party B shall be permitted to use Party Aʼs trademarks, logos, designs, and the like free of charge. However, if Party A requests cessation of such use, Party B shall immediately cease using them.

3. If Party B becomes aware of any infringement or potential infringement of Party Aʼs intellectual property rights by a third party, Party B shall promptly report such infringement or potential infringement to Party A.

Article 8 (Suspension or Termination of the Service)

1. Party A shall notify Party B by email at least 24 hours in advance when Party A intends to suspend the Service due to system maintenance such as management and upkeep or upgrades for functional improvements. However, this shall not apply in cases of emergency.

2. Party A may, at its sole discretion and without prior notice to Party B, temporarily suspend or stop all or part of the Service if any of the following events occur:

(i) When communication environment failures, natural disasters, fires, strikes, floods, epidemics, riots, war, terrorist acts, or related causes result in the unavailability or malfunction of all or part of the Service;

(ii) When system defects of the Service or any interference caused by third-party hacking, cracking, or similar acts result in the unavailability or malfunction of all or part of the Service.

Article 9 (Warranty for the Services)

1. Except as expressly provided in this Agreement, Party A makes no warranties, whether express or implied, to Party B or the Web Site Operators regarding the Service.

2. Party B shall not, without prior permission from Party A, provide any warranties on behalf of Party A regarding the Service beyond those stipulated in this Agreement and the Terms of Use, whether orally or in writing.

Article 10 (Non-Competition)

1. Party B shall not, without prior written consent from Party A, receive OEM provision from other companies for any business identical to the Service.

2. Party B shall not, without prior written consent from Party A, directly or indirectly develop or be involved in the development of software having the same or similar purpose as the Service using technology obtained through this Agreement or technology derived from reverse engineering of Party Aʼs technology or systems. Furthermore, Party B shall not be involved in any investigation or survey aimed at providing information about Party Aʼs technology obtained through this Agreement or information derived from reverse engineering to any person or entity engaged in the development or sale of competing products.

3. Party B shall not, directly or indirectly, disclose or leak to any third party Party Aʼs source code, data structures, internal specifications, or any other information learned through OEM provision.

4. If Party B intentionally or negligently violates this Article, regardless of the reason, Party B shall compensate Party A for any resulting damages.

Article 11 (Dispute Resolution Regarding the Services)

1. During the term of this Agreement, if any defects, malfunctions, misrepresentations, or other errors are discovered in the Services, Party A shall promptly take repair, replacement, or other measures deemed appropriate by Party B at no cost.

2. If any complaints, claims for damages, or other demands or assertions regarding defects or intellectual property rights related to the Services are made by the website operator or any third party, the Provider (Party A) shall promptly notify the User (Party B) and, as long as such claims are attributable to the Providerʼs fault, shall resolve them at the Providerʼs responsibility and expense.

Article 12 (Term)

The term of this Agreement shall be two years from the date of execution of this Agreement. However, unless either party notifies the other in writing of its intention to refuse renewal at least six months prior to the expiration of the term of this Agreement, this Agreement shall be automatically renewed for an additional two years under the same terms and conditions, and the same shall apply thereafter. Notwithstanding the foregoing, if either party wishes to terminate this Agreement during the term, both parties must agree in writing to terminate this Agreement.

Article 13 (Handling upon termination of this Agreement)

In the event that this Agreement is terminated, Party A and Party B shall consult with each other regarding the handling of any individual agreements that are still in effect at that time.

Article 14 (Representations)

Both Party A and Party B represent that, at the time of entering into this Agreement, neither Party A nor Party B has any relationships, dealings, or provides funds or benefits to any antisocial forces, and that they have no connections whatsoever with such antisocial forces. Furthermore, both parties guarantee that this situation will continue throughout the duration of this Agreement.

Article 15 (Limitation on Liability for Damages)

1. Regardless of the cause, the extent of liability for damages that either Party A or Party B owes to the other Party shall be limited to the total monthly usage fees received by Party A for the three months preceding the month in which the cause of the damage occurred.

2. The provisions of the preceding paragraph shall not apply in cases of intentional misconduct or gross negligence. However, even if Party A causes damages to Party B by intentional misconduct or gross negligence, the total amount of damages Party A is liable to pay to Party B shall be limited to the total service fees received by Party A from Party B under the relevant individual contract for the six months preceding the month in which the cause of the damage occurred.

3. Party B shall bear full compensation responsibility for any damages caused to the website operators or end Users due to reasons attributable to Party B, the content of the terms of use established by Party B, contracts between Party B and the website operators or end Users, or Party B’s sales activities, and Party A shall bear no responsibility whatsoever.

Article 16 (Force Majeure)

Neither party shall be held liable for any failure or delay in the performance of its obligations under this Agreement and any individual contracts (excluding monetary obligations due on the payment date) caused by circumstances beyond its reasonable control, including but not limited to fire, power outages, hacking, computer virus infections, earthquakes, floods, war, epidemics, trade embargoes, strikes, riots, unavailability of materials or transportation facilities, network failures, external server malfunctions, or interventions by government authorities. Such non-performance or delay shall not be considered a breach of contract for the duration of such circumstances.

Article 17 (Confidentiality)

1. During the term of this Agreement, both Party A and Party B shall not disclose to any third party any confidential information (“Confidential Information”) related to the Services, including business information, technical documents, drawings, and other related tangible materials (including electronic media such as emails and magnetic media), as well as information disclosed orally with prior notice of confidentiality and confirmed in writing within 14 days. Disclosure to third parties without prior written consent from the disclosing party is prohibited. However, this does not apply if disclosure is required by order of a public authority such as a court, if the confidential Information was disclosed by a third party not bound by confidentiality obligations, or if the information has become publicly known.

2. Upon termination of this Agreement, Party A and Party B shall promptly return, destroy, or erase all Confidential Information received from the other party during the term of this Agreement, regardless of the form of the media, including data, samples, or materials provided, in accordance with a policy to be determined separately through consultation between the parties.

Article 18 (Performance and Termination of this Agreement)

1. Party B shall perform the terms and conditions of this Agreement with due care and diligence.

2. If Party B is unable to perform this Agreement or if circumstances arise that make performance difficult, Party B shall immediately notify Party A and both parties shall endeavor to resolve the matter in good faith.

Article 19 (Termination of the agreement and Loss of the Benefit of the Term)

1. Either Party may terminate this Agreement without notice or demand if the other Party breaches any provision of this Agreement, provided that the other Party has been given a reasonable period of time to remedy such breach and such breach remains unresolved.

2. Either Party may immediately terminate this Agreement by written notice to the other Party if any of the following events occurs:

(1) If it is determined that the other party has violated or is likely to violate any material laws or regulations

(2) If there is any false statement in the representations made under Article 14

(3) If a resolution is passed to dissolve the company without a merger, or to transfer all or a substantial part of the business to a third party, or to undertake a corporate split

(4) If an application for provisional attachment, attachment, or auction is filed, or if bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation proceedings are initiated

(5) If taxes or public dues are overdue and a demand for payment is received, or if a preservation seizure is imposed

(6) If a promissory note or check issued or endorsed by oneself is dishonored even once

(7) If an order to suspend business is received from a supervisory authority, or if a license or permit necessary for business operation is revoked

(8) If any other circumstances similar to the above arise, causing deterioration or a risk of deterioration in credit status

3. In the event that this contract is terminated based on the provisions of the preceding two paragraphs, the party whose contract has been terminated shall lose the benefit of the term for the obligations under this contract and shall immediately pay the entire outstanding debt.

Article 20 (Surviving Provisions)

Notwithstanding the reason for the termination of this Agreement, the provisions of Article 7 (Intellectual Property Rights), Article 10 (Non-Compete), Article 14 (Representations), Article 15 (Limitation of Liability for Damages), Article 16 (Force Majeure), Article 17 (Confidentiality), Article 20 (Surviving Provisions), Article 21 (Prohibition of Assignment of Rights and Obligations), Article 22 (Jurisdiction), and Article 23 (Governing Law) shall remain in full force and effect. However, the confidentiality obligation set forth in Article 17 shall remain in effect for three years after the termination of this Agreement.

Article 21 (Prohibition of Assignment of Rights and Obligations)

Party A and Party B shall not assign, transfer, or pledge the status under this Agreement or the rights and obligations arising from this Agreement to any third party without the prior written consent of the other party.

Article 22 (Jurisdiction)

In the event of any dispute arising out of or in connection with this Agreement between the Company and the Customer, the district court having jurisdiction over the location of the principal place of business of the defendant shall be the exclusive court of first instance.

Article 23 (Governing Law)

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 24 (Matters to be Discussed)

Any matters arising from this Agreement that are unclear or not specified herein shall be discussed and resolved by the Parties as they arise.

In witness whereof, two copies of this Agreement shall be prepared, and each copy shall be signed and sealed by a duly authorized representative of both Party A and Party B, with each party retaining one copy. However, if both parties agree, Party A and Party B may acknowledge the contents of this Agreement and retain the Agreement as electronic data, respectively.

     , 2025

1-23-43 Esaka-cho, Suita-shi, Osaka, Japan

Silver Egg Technology CO.,Ltd.

Representative Thomas Foley

1-2-33, Higashi-gotanda, Shinagawa-ku, Tokyo, Japan
HeartCore Co., Ltd.
President Sumitaka Yamamoto

Exhibit A

1. Name of the Service

Aigent Service: “Aigent Recommender”

2. Service Fees from Party A to Party B (Excluding Tax)

(1) The individual agreement for the first year, as well as the individual agreement for the following year (from July 1, 2026 to June 30, 2027) in which Party B achieves the target number of contracts, shall be subject to the conditions described below. The target number of contracts is set at 20 per year.

On a per-account basis
Initial cost		0 Yen
Monthly Base Fee	Up to 500,000 page views (PV)	30,000 Yen
Fees will be invoiced in accordance with the PV table provided below.

Page Views (PV)	Unit Price per PV (Wholesale Rate)	Maximum Number of PVs	Amount Billed to Party B
0〜500,000	0.06 Yen	500,000	30,000 Yen
500,001〜800,000	0.06 Yen	800,000	48,000 Yen
800,001〜1,000,000	0.06 Yen	1,000,000	60,000 Yen

(2) In the event that the target number of contracts is not achieved by June 30, 2026, the individual agreement for the following year shall be subject to the conditions described below. The target number of contracts is set at 20 per year.

On a per-account basis
Initial cost		0 Yen
Monthly Base Fee	Up to 500,000 page views (PV)	35,000 Yen
Fees will be invoiced in accordance with the PV table provided below.

Page Views (PV)	Unit Price per PV (Wholesale Rate)	Maximum Number of PVs	Amount Billed to Party B
0〜500,000	0.07 Yen	500,000	35,000 Yen
500,001〜800,000	0.07 Yen	800,000	56,000 Yen
800,001〜1,000,000	0.07 Yen	1,000,000	70,000 Yen

Note: “Account” shall refer to a domain, and in the case of subdomains, they shall be included under a single account. However, in cases where a single organization operates multiple domains (websites) and uses the Service for each, individual agreements between Party A and Party B shall be concluded on a per-domain (per-site) basis.

Note: PV (Page Views) are defined as the number of requests, including both requests for recommendation display and requests for accumulating behavioral data even without displaying recommendations.

3. Optional Features Associated with the Service

The prices for each optional feature shall be based on a separately provided price list.

Exhibit B

Aigent Terms of Use (Reference)

Aigent Terms of Use

Silver Egg Technology (hereinafter referred to as “SET”) hereby establishes the following terms of use (hereinafter referred to as “Terms”) for the use of the AI marketing service “Aigent” provided by SET.

Article 1 (Purpose of the Terms)

1. These Terms are intended to establish the basic rules that must be followed when using the services defined in Article 2 provided by SET.

2. These Terms shall apply to all relationships between SET and the parties that have entered into a contract regarding the use of the services (hereinafter referred to as “User”).

Article 2 (Definitions)

The following Terms used in these Terms shall have the meanings set forth below.

1. “Service” means multiple services provided online using SET’s proprietary technology under the name “AI Marketing Service ʻAigentʼ.”

2. ʻUserʼ means a corporation, organization, or individual that receives the Service.

3. ʻService Application Formʼ means the form (“Aigent Service Application Form”) used by the User to apply for the Service.

4. “Service Application Form (Amendment)” means the form (“Aigent Service Application Form (Amendment)”) used by the User to notify SET of any changes to the existing Service content or to apply for additional services.

5. “Basic Service” means the services listed in the Basic Service section of the Service Application Form or other relevant documents.

6. “Website” means the website operated by the User where the Service is implemented.

7. “The App” refers to the mobile application provided by the User that incorporates the Service.

8. “The Site, etc.” refers to the App and the Site collectively.

9. “End User” refers to any person who uses the Site, etc.

10. “End User Information” means information about End Users collected within This Site, etc., such as usage history, and any other information about End Users that the User has entrusted to SET in connection with the Service.

11. “Optional Service” means various optional functions provided by SET separately from the Basic Service, which the User has applied for in the Service Application Form or other documents.

12. “Contract Start Date” means the date specified in the Service Application Form or other documents. However, if SET raises any objections within two weeks from the date of such application, the contract shall not be deemed to have been concluded.

13. “Service Start Date” means the date on which the Basic Service is made available to End Users, the date on which tracking for the collection of usage history information begins, or any other date agreed upon separately between SET and the User as the Service Start Date.

Article 3 (Term of this Agreement, Renewal, and Contract Unit)

1. The term of this Agreement shall be from the Contract Start Date until the end of the Basic Service contract period specified in the Service Application Form.

2. Unless either SET or the User notifies the other party of its intention to refuse renewal by the method specified by SET at least 60 days prior to the expiration of the term specified in the preceding paragraph, the term of this Agreement shall be extended for one year, and the same shall apply thereafter.

3. The User may use the Basic Service in accordance with the terms and conditions specified in the Service Usage Application Form or other documents, provided that such terms and conditions have been approved by SET, during the term of this Agreement.

4. The User may use the Optional Service in accordance with the terms and conditions specified in the Service Usage Application Form or other documents, provided that such terms and conditions have been approved by SET, in addition to the Basic Service. The term of use for Optional Service shall commence on the date of commencement of use of such Optional Service (the date on which the conditions for commencement of use specified in the Service Application Form, etc. are satisfied) and shall terminate on the date specified in the Service Application Form, etc. However, if the minimum term of use has expired and the User has made a request in accordance with the conditions for changing the termination date specified in the termination date change section, the termination date may be changed. Notwithstanding the foregoing, Optional Service shall terminate simultaneously with the termination of this Agreement, even if the term of use has not expired.

5. The User may terminate this Agreement during its term by notifying SET in writing at least 60 days prior to the last day of the month in which termination is desired (if the 60th day falls on a non-business day, the notification must be made on the preceding business day). In such case, this Agreement shall terminate on the last day of the month in which termination is desired. However, the User shall remain liable for the payment obligations specified in Article 10, Paragraph 2.

6. Under this Agreement, the User may use the Service for only one corporation, organization, or individual, and solely for one business operation within Japan per contract. Use of the Service for any domain other than the one specified in the Service application form or for any business or service not belonging to the User is not permitted.

Article 4 (Notification of Changes)

The User shall promptly notify SET of any changes to the items listed in the Service Application Form, such as the name of the organization to which the User belongs, the User’s name, address, etc., using the method specified by SET.

Article 5 (Service Fees)

1. The service fees shall be as specified in the Service Application Form.

2. Service fees shall commence on the date of service commencement and the User shall pay such fees in accordance with the provisions of Article 10.

Article 6 (Use of Activity History Information)

1. User acknowledge that in order to use this Service, they must install or incorporate the information collection tools (such as cookies, APIs, etc.) designated by SET on their websites or other platforms to enable SET to collect end-User information through this website or other platforms. User shall install or incorporate such information collection tools on their websites or other platforms in a timely manner in accordance with SET’s instructions.

2. User shall, at their own responsibility, implement any measures required by applicable laws and regulations regarding the collection of end-User information through Information Collection Tools or the use of such collected end-User information, including notification to end-Users and obtaining their consent.

3. If the User entrusts SET with any End User Information other than that collected by the Information Collection Tool in connection with the Service, the User shall warrant to SET that such End User Information has been collected lawfully and may be used lawfully for the purposes of the Service.

4. If any dispute arises between end Users or other third parties and the User, or if any administrative sanctions, guidance, or investigations are conducted by regulatory authorities, as a result of or in connection with the User’s violation of the provisions of the preceding two paragraphs, the User shall resolve such matters at its own expense and liability. Furthermore, if any damage (including reasonable attorneys’ fees) is incurred by SET as a result of or in connection with such matters, the User shall compensate SET for such damage.

5. SET shall use End User Information collected through this website or other means, as well as any other End User Information entrusted to SET by the User, solely for the purpose of providing the Service to the User. SET shall not use such information for any other purpose without the prior consent of the User, nor shall it disclose such information to third parties or combine it with other personal information or personal-related information held or managed by SET. SET shall handle End User Information in accordance with the Personal Information Protection Act and other applicable laws and regulations, take necessary and appropriate measures (hereinafter referred to as “security measures”) to prevent leakage, loss, or damage (hereinafter referred to as “leakage, etc.”) of such information, and in the event of any leakage, etc., promptly notify the User and take appropriate measures to prevent further leakage, etc.

6. SET may entrust the handling of end-User information to a third party within the scope necessary for providing the Service, provided that prior consent is obtained from the User. In such cases, SET shall confirm in advance that the third party has implemented adequate security measures, and SET shall be responsible for the handling of end-User information by such third party.

7. In the event that this Agreement is terminated between the User and SET, regardless of the reason for termination, SET shall promptly delete all end-User information collected on this website or other platforms from the User, as well as any end-User information entrusted to SET by the User. The User shall not raise any objections to such deletion, and SET shall not be liable for any damages incurred by the User as a result of such deletion. However, information required to be retained by law shall be retained for the period specified by such laws.

Article 7 (Promotion of the Service)

SET may disclose the fact that it is providing the Service to the User, provided that there is no separate agreement between the parties to the contrary, and the User hereby consents to such disclosure.

Article 8 (Intellectual Property Rights)

1. All intellectual property rights related to the software, algorithms, etc. used on the servers for this Service are owned or held by SET, and the license to use this Service granted to Users does not constitute a license to use SET’s intellectual property rights related to the software or other matters.

2. Users shall not engage in any unauthorized acts such as reverse engineering of SET’s software related to this Service.

Article 9 (Prohibition on Developing Competitive Software)

1. The User shall not, without prior written consent from SET, use any technology obtained through reverse engineering of SET’s confidential information, technology, or systems disclosed to the User through this Agreement, to develop, manufacture, sell, license, or otherwise use software for the same or similar purposes as this Service, whether directly or indirectly.

2. Users shall not cooperate in any surveys conducted by parties developing or selling products that compete with the Service without SET’s consent, nor shall they provide any information obtained through this Agreement, including SET’s confidential information, technology, or information obtained through reverse engineering. If a User intentionally or negligently violates this Article, they shall compensate SET for any damages incurred, regardless of the reason.

3. If the User conducts comparative testing between this Service and competing products of other companies, the User shall notify SET in advance and conduct such testing under the supervision of SET. In such cases, the User shall not disclose any information managed by SET to other companies without the prior consent of SET.

Article 10 (Billing for Service Fees and Payment Methods, etc.)

1. SET shall calculate the monthly service usage fee in accordance with the method specified in the Service Usage Application Form or other relevant documents, using the period from the 1st day to the last day of the month as the billing period.

2. The User shall, for any reason, remain obligated to pay SET the full amount of the Service Fees for the entire term of this Agreement, even if this Agreement is terminated before the expiration of its term. SET shall not refund any Service Fees or other payments already received.

3. SET may revise the usage fees if it becomes necessary due to changes in economic conditions or changes, expansions, etc., in the content of the Service.

4. SET shall send an invoice for the current month’s usage fees to the User by the last day of the month following the month of use. The User shall pay the usage fees by transferring the amount to the bank account designated by SET by the last day of the month following the month of invoice receipt. Note that any transfer fees shall be borne by the User.

5. When paying usage fees to SET, the User shall pay the amount of the usage fees plus the applicable consumption tax.

6. If the User delays payment of the usage fees or any other debt owed to SET, SET may temporarily suspend the provision of the Service and may claim from the User a late payment penalty at an annual rate of 14.6% on the unpaid debt (including consumption tax), and the User shall pay such penalty without objection.

7. SET may request the User to submit any documents it deems necessary in the event of any disputes regarding the usage fees, and the User shall not refuse such requests.

8. SET shall not refund any usage fees already received, except in cases where SET is at fault. However, this does not apply in cases of simple calculation errors.

9. The User may terminate this Agreement prior to the commencement date of the Basic Service by setting a termination date with the prior consent of SET (hereinafter referred to as “pre-commencement termination”). If the User exercises pre-commencement termination, this Agreement shall terminate on the termination date set by the User.

10. User may terminate the use of Optional Service only by setting a termination date prior to the commencement date of such Optional Service, with the prior consent of SET.

11. All obligations of the User arising during the term of this Agreement shall remain in effect and shall not be extinguished even after the termination of this Agreement until such obligations are fulfilled.

12. The User shall pay the following amounts to SET as liquidated damages for breach of contract: (i) the initial fees and monthly fees for the Basic Service and Optional Service specified in the Service Application Form, etc., and the minimum monthly usage fee for one month of the Basic Service and Optional Service specified in the Service Application Form, etc., if any, in the case of any of the following circumstances: (i) the User is unable to commence use of the Service within one year from the desired commencement date specified in the Service Application Form, etc., for reasons other than those attributable to SET (hereinafter referred to as “Service Non-Commencement”); (ii) the User cancels the Service prior to the commencement date specified in this Article based on the provisions of Article 9 of this Agreement; or (iii) the User cancels the use of the Optional Service prior to the commencement date specified in Article 10 of this Agreement. the initial fees and the minimum monthly usage fee for one month of the Service. If the obligation to pay the penalty to SET is determined, SET shall issue an invoice by the end of the month following the month in which the payment obligation arises, and the User shall pay the amount by the end of the month following the month in which the invoice is issued.

13. In the event that the Service has not commenced, SET may terminate this agreement, and SET shall not be liable for any damages incurred by the User as a result of such termination. Notwithstanding the foregoing, the User’s obligation to pay the liquidated damages to SET pursuant to the preceding paragraph shall remain in effect.

Article 11 (Prohibited Acts, Suspension of Use)

1. The User shall not engage in any of the following acts (hereinafter referred to as “Prohibited Acts”) when using the Service. If SET discovers that the User has engaged in any Prohibited Acts, SET may suspend the User’s use of the Service without prior notice or warning. Additionally, SET may seek compensation for any damages incurred as a result of such Prohibited Acts.

(1) Transferring the right to receive the Service to another person.

(2) Acts that violate laws or regulations.

(3) Acts that cause loss or damage to other User or third parties.

(4) Acts that infringe upon human rights or pose a risk of such infringement.

(5) Acts that violate public order and morality, such as defamation or slander, or acts that pose a risk of such violation.

(6) Criminal acts, acts that may lead to criminal acts, or acts that may pose such a risk.

(7) Acts that interfere with the operation of this Service, or acts that may pose such a risk.

(8) Acts of using or providing harmful programs such as computer viruses through this Service or in connection with this Service.

(9) Acts of disclosing trade secrets of SET or third parties obtained through the use of this Service.

(10) Acts that SET determines to be contrary to public order and morality.

(11) Acts that infringe or may infringe upon the copyrights or other rights of third parties or SET.

(12) Acts that violate any provision of these Terms of Use.

(13) Other acts that SET determines to be inappropriate for User.

2. If a User engages in any of the prohibited acts described in the preceding paragraph, the User shall be solely responsible for such acts, and SET shall not be liable in any way.

Article 12 (Exclusion of Antisocial Forces)

1. SET and the User may terminate this Agreement without prior notice if the other party falls under any of the following categories:

(1) If the other party is a member of, or affiliated with, a violent gang, a violent gang member, a quasi-member of a violent gang, a company associated with a violent gang, a meeting hall operator, a person claiming to be involved in social movements for personal gain, a person claiming to be involved in political activities for personal gain, a special intelligence-based violent group, or any other antisocial force (hereinafter referred to as “antisocial forces”), or if the other party has been such a person or entity in the past.

(2) The other party uses fraud, violent acts, or threatening language against SET or the User, either directly or through a third party.

(3) The other party discloses to SET or the User that they are an antisocial force, or discloses that their affiliated organizations or related parties are antisocial forces.

(4) Engaging in acts that damage or may damage the reputation or credit of SET or User, either directly or through a third party.

(5) Engaging in acts that interfere with or may interfere with the business operations of SET or User, either directly or through a third party.

2. SET or the User shall not be liable for any damages incurred by the other party if this Agreement is terminated pursuant to the preceding paragraph.

Article 13 (Damages)

1. If the User causes damage to SET or a third party in connection with the use of the Service, the User shall compensate SET or such third party for such damage.

2. The User shall indemnify SET against any claims made by third parties in connection with the use of the Service. However, this shall not apply if SET is at fault.

3. If the User receives any claims from a third party regarding intellectual property rights infringement related to the Service, the User shall immediately notify SET of such claims.

4. If SET is liable for any damages to the User due to causes attributable to SET, the amount of such damages shall be limited to the total amount of the Service fees actually received by SET from the User for the three months prior to the occurrence of the cause of such liability. The scope of damages shall be limited to direct damages incurred by the User and shall not include indirect damages or lost profits.

5. Notwithstanding the provisions of this Article, the User shall indemnify and hold harmless SET from any damages arising from communication failures resulting in reduced speed or data corruption, or from the unauthorized access of third parties leading to the corruption, alteration, or leakage of information.

6. SET shall only be liable under this Article if the provision of the Service is suspended for 24 hours or more due to a defect in the Service attributable to SET.

Article 14 (Limitation of Liability)

1. The User understands that the provision of the Service may be temporarily suspended if the monthly maximum request count, item count, or requests per second (RPS) specified in the special terms section of the Service Application Form or other documents are exceeded, and agrees not to make any claims, complaints, or demands for compensation against SET in connection with such suspension.

2. The User shall not hold SET liable for any temporary unavailability of the Service due to regular system updates or maintenance performed by SET. SET shall notify the User in advance to the extent possible. However, emergency updates or maintenance may be performed without prior notice.

3. The User agrees to hold SET harmless from any and all damages arising from the use of the Service through tools developed by the User or provided by a third party.

Article 15 (Termination of this Agreement)

SET or the User may terminate this Agreement without prior notice or warning if any of the following circumstances arise: In such case, the terminating party shall not be liable to the other party for any liquidated damages, compensation for damages, or other liabilities.

(1) Failure to perform all or part of the obligations arising under this Agreement, despite having been given a reasonable period of time to perform such obligations after receiving a demand for performance.

(2) Violation of the prohibited acts specified in Article 11, Paragraph 1.

(3) When the User receives a license revocation, suspension, or other similar disposition from the relevant regulatory authority.

(4) When the User is subject to provisional attachment, provisional disposition, or compulsory execution by a third party, and performance of this Agreement is deemed impossible.

(5) When a petition for bankruptcy, voluntary liquidation, special liquidation, civil rehabilitation proceedings, or corporate reorganization proceedings is filed.

(6) When the User resolves to dissolve.

(7) In any other case where SET determines that continuing the contract with the User is inappropriate.

Article 16 (Termination of the Service)

1. SET may terminate the Service for technical reasons or other circumstances.

2. SET shall notify the User of the termination of the Service at least 30 days prior to the termination date via email or other means. SET shall not be liable for any damages incurred by the User as a result of the termination of the Service.

Article 17 (Confidentiality)

1. “Confidential Information” under this Agreement means all technical information, know- how, data, and all business-related information disclosed by one party to the other in writing, orally, or by any other means, which is designated as confidential by the disclosing party, as well as samples or software provided by SET, and data transmitted to SET by User or viewers. However, this does not include: (i) information that was already in the possession of the recipient at the time of disclosure or was lawfully obtained from a third party without any obligation of confidentiality; (ii) information that was already in the public domain at the time of disclosure; (iii) information that became public after disclosure through no fault of the recipient; (iv) information that was independently developed by the recipient without violating this Agreement, regardless of whether such development occurred before or after disclosure; (v) information that was lawfully obtained by the recipient from a third party with valid authority; (vi) information that was notified by the disclosing party in writing as non-confidential; (vii) information that was disclosed to a third party by the disclosing party without any obligation of confidentiality; or (viii) information that was disclosed to a third party by the disclosing party in accordance with the terms of this Agreement. obtained lawfully from a third party with proper authority, ⑥ information notified in writing by the disclosing party as not confidential, or ⑦ information that the disclosing party is providing to a third party without any restrictions similar to those in this Agreement at the time of disclosure shall not be deemed confidential information.

2. The User shall not disclose or leak to a third party any contractual terms, including usage fees, specified in this Agreement without the prior written consent of SET.

3. SET and the User shall take all reasonable measures to prevent confidential information from being used or disclosed to third parties. Confidential information disclosed by the other party may only be disclosed to employees who have a need to know such information. However, the User shall notify such employees of the confidentiality obligations set forth in this Agreement and ensure that they comply with such obligations.

4. Neither party shall use confidential information obtained in connection with the provision of the Service for any purpose other than the intended purpose. Furthermore, neither party shall disclose, provide, or leak such confidential information to any third party without the prior written consent of the other party.

5. If disclosure of confidential information is requested by a government agency or other authority based on legal grounds, such disclosure may be made. However, in such a case, the disclosing party shall promptly notify the other party of such disclosure.

6. SET may disclose summary information explaining the effectiveness and usage status of this Service, provided that such information does not identify the User or is aggregated with data from other User.

7. SET and the User may claim damages from the other party in the event of a breach of this Article.

8. SET and the User must, upon request from the other party or upon termination of this Agreement, destroy or promptly return all confidential information or software, data, documents, items, etc., containing confidential information, as well as all copies or reproductions thereof, to the other party, except as otherwise agreed in writing by both parties.

Article 18 (Prohibition of Assignment of Contract)

SET and the User shall not assign, sublicense, or pledge any rights under this Agreement to a third party, or transfer any obligations under this Agreement to a third party, without the prior written consent of the other party.

Article 19 (Limitation of Warranties)

1. The Service is provided “as is,” and no representations or warranties of any kind, whether express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, or non-infringement of third-party rights, are made with respect to the Service or any software, documents, or other materials provided in connection with the Service, except as expressly stated in this Agreement.

2. The User shall use the Service at its own risk and shall investigate, at its own expense, whether the use of the Service complies with applicable laws, regulations, and internal rules of industry associations. SET does not guarantee that the use of the Service by the User complies with applicable laws, regulations, and internal rules of industry associations.

3. In the event that the Service is provided by SET relying on cloud services provided by a third party, SET shall not be liable to the User for any disruption or malfunction of the Service caused by the interruption or malfunction of such cloud services.

Article 20 (Post-Termination Procedures)

The provisions of Articles 17, 19, and 21 shall remain in full force and effect even after this Agreement is terminated or its effective period expires.

Article 21 (Jurisdiction)

Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Osaka District Court as the court of first instance.

Article 22 (Dispute Resolution)

In the event of any doubt or ambiguity regarding the interpretation of these Terms, or with respect to any matters not stipulated in this Agreement, SET and the User shall consult with each other in good faith to resolve the issue.

Article 23 (Amendment of these Terms)

SET may amend or supplement these Terms and any special terms and conditions (hereinafter collectively referred to as “this Agreement”) at its discretion. Any amendment or supplement to these Terms and Conditions shall be notified to the User in advance by posting on the Service Management Screen used by the User or by other methods specified by SET. If the User continues to use the Service after such amendment or supplement, the User shall be deemed to have accepted such amendment or supplement, and in such case, the Service fees and other terms and conditions of service use shall be governed by the amended terms and conditions.

Article 24 (Electronic Contract)

1. The User and SET may use the electronic contract service designated by SET (hereinafter referred to as the “Electronic Contract Service”) to perform the procedures for application and acceptance of this Agreement.

2. When the User applies for this Agreement using the Electronic Contract Service, the email address used in the Electronic Contract Service must be an email address that can only be used by the User’s representative or a person authorized by the representative to enter into the Agreement.

3. If the User wishes to change the email address used in the Electronic Contract Service, the User shall notify SET in advance using the method specified by SET.

Aigent Recommender S Special Provisions Article 1 (Aigent Recommender S)

“Aigent Recommender S” (hereinafter referred to as ʻRecommender S Serviceʼ) is a low-cost version of Aigent Recommender provided by SET, and the User hereby acknowledges and agrees to the following functional limitations in advance.

① The maximum monthly request count is 1 million, the maximum number of items is 15,000, and the RPS is 5 or less. If these limits are exceeded after the Service begins, normal responses cannot be guaranteed.

② The locations where recommendations can be displayed are limited to the homepage, item detail pages, cart, search results list, recommendation list, and purchase completion page.

Article 2 (Regular Maintenance)

User acknowledge that regular maintenance will be performed approximately every three months for the Recommender S Service, and that the Service may be temporarily unavailable for a certain period of time due to system updates.

Article 3 (Support)

User acknowledge that support after the commencement of use of the Service will be provided exclusively via email.

Enacted on June 7, 2024

Revised on October 1, 2024

Revised on February 14, 2025

Revised on May 13, 2025

HeartCore Recommend (tentative name) Terms of Use

HeartCore Recommend (tentative name) Terms of Use HeartCore Co., Ltd. (hereinafter referred to as “HeartCore”) hereby establishes the following Terms of Use (hereinafter referred to as the “Terms”) for the AI marketing service “HeartCore Recommend” (tentative name) provided by HeartCore.

Article 1 (Purpose of The Terms)

1. The Terms establish the basic provisions that must be adhered to when using the services defined in Article 2 provided by HeartCore.

2. The Terms shall apply to all relationships between HeartCore and User who have entered a contract regarding the use of the services (hereinafter referred to as “User”).

Article 2 (Definitions)

The following terms used in the Terms shall have the meanings set forth below.

1. The “Service” means the AI marketing services “HeartCore Recommend (tentative name)” provided on the Internet by combining Silver Egg Technology CO.,Ltd.’s “Aigent Recommender” and HeartCore’s proprietary technology.

2. “User” means a corporation, organization, or individual that receives the Service.

3. “Service Application Form” means the form (“HeartCore Recommend (tentative name) Service Application Form”) used by the User to apply for the use of the Service to HeartCore.

4. “Service Application Form (Amendment)” means the form (“HeartCore Recommend (tentative name) Service Application Form (Amendment)”) used by the User to apply to HeartCore for changes to existing service content or additional services.

5. “Basic Service” means the services listed in the Basic Service section of the Service Application Form or other relevant documents.

6. The “Site” means the website operated by the User that has implemented the Service.

7. The “App” means the mobile application provided by the User that has implemented the Service.

8. The “Site, etc.” means the App and the Site collectively.

9. “End User” means any person who uses the Site, etc.

10. “End User Information” means information about End User collected within the Site, etc., such as usage history, and any other information about End User that the User has entrusted to HeartCore in connection with the Service.

11. “Optional Service” means various optional functions provided by HeartCore in addition to the Basic Service, as separately specified by HeartCore, and the services that the User has applied for in the Service Application Form, etc.

12. “Effective Date” means the date specified in the Service Application Form or other documents. However, if HeartCore raises an objection to the user within two weeks from the date of such application, the contract shall not be deemed to have been concluded.

13. “Service Start Date” means the date on which the Basic Service is made available to End User, the date on which tracking for the collection of usage history information begins, or any other date agreed upon separately between HeartCore and the user as the Service Start Date.

Article 3 (Term of this Agreement, Renewal, and Contract Unit)

1. The term of this Agreement shall commence on the Effective Date and continue until the end of the Basic Service contract period specified in the Service Application Form.

2. Unless either HeartCore or the User notifies the other party of its intention to refuse renewal by the method specified by HeartCore at least 30 days prior to the expiration of the term specified in the preceding paragraph, the term of this Agreement shall be extended for one year, and the same shall apply thereafter.

3. The User may use the Basic Service during the term of this Agreement in accordance with the terms and conditions specified in the Service Application Form or other documents and approved by HeartCore.

4. The User may use the Optional Service in accordance with the terms and conditions specified in the Service Application Form or other documents, provided that such Optional Service are added to the Basic Service. The term of use for Optional service shall commence on the date of commencement of use of such Optional service (the date on which the conditions for commencement of use specified in the Service Application Form, etc. are satisfied) and shall terminate on the date specified in the Service Application Form, etc. However, if the minimum term of use has expired and the user has made a request in accordance with the conditions for changing the termination date specified in the relevant section, the termination date may be changed. Notwithstanding the foregoing, Optional Service shall terminate simultaneously with the termination of this Agreement, even if the term of use has not expired.

5. The User may terminate this Agreement during its term by notifying HeartCore in writing by the 30th day of the month preceding the month in which termination is desired (if the 30th day is a non-business day, the notification must be made by the preceding business day). In such case, this Agreement shall terminate on the last day of the month in which termination is desired. However, the User shall remain liable for the payment obligations under Article 10, Paragraph 2.

6. Under this Agreement, the User may use the Service for only one corporation, organization, or individual, and solely for one business operation within Japan per contract. Use of the Service for any domain other than the one specified in the Service application form or for any business or service not belonging to the User is not permitted.

Article 4 (Notification of Changes)

If there are any changes to the items specified in the Service Application Form or similar documents, such as the name of the organization to which the User belongs, the User’s name, address, etc., the User shall promptly notify HeartCore of such changes in the manner specified by HeartCore.

Article 5 (Service Fees)

1. Service fees shall be as specified in the Service Application Form or other documents.

2. Service fees shall become effective on the date of service commencement, and User shall pay such fees in accordance with the provisions of Article 10.

Article 6 (Use of Action History Information)

1. User acknowledge that to use this Service, they must install or incorporate the information collection tools (such as cookie issuance tags, APIs, etc.) specified by HeartCore on their websites or other platforms, enabling HeartCore to collect End User Information through such tools. User shall install or incorporate such information collection tools on their websites or other platforms in a timely manner in accordance with HeartCore’s instructions.

2. User shall, at their own responsibility, implement any measures required by applicable laws and regulations regarding the collection of end-user information through Information Collection Tools or the use of such collected end-user information, including notification to End User and obtaining their consent.

3. If the User entrusts HeartCore with end-user information other than that collected by the information collection tools in connection with the Service, the User shall warrant to HeartCore that such end-user information has been collected lawfully and may be used lawfully for the purposes of the Service.

4. If any dispute arises between End User or other third parties, or if any administrative sanctions, guidance, or investigations are conducted by regulatory authorities, as a result of or in connection with the User’s violation of the provisions of the preceding two paragraphs, the User shall resolve such matters at its own expense and liability. Furthermore, if any damage (including reasonable attorneys’ fees) is incurred by HeartCore as a result of or in connection with such matters, the User shall compensate HeartCore for such damage.

5. HeartCore shall use End User Information collected through this website or other means, as well as any other End User Information entrusted to HeartCore by the User, solely for the purpose of providing the Service to the User. HeartCore shall not use such information for any other purpose without the prior consent of the User, nor shall it disclose such information to any third party or combine it with other personal information or personal data held or managed by HeartCore. HeartCore shall handle end-user information in accordance with the Personal Information Protection Act and other applicable laws and regulations, and shall take necessary and appropriate measures (hereinafter referred to as “security measures”) to prevent the leakage, loss, or damage (hereinafter referred to as “leakage, etc.”) of such information. In the event of any leakage, etc., HeartCore shall promptly notify the user and take appropriate measures to prevent the expansion of such leakage, etc.

6. HeartCore may entrust the handling of end-user information to a third party within the scope necessary for providing the Service, provided that prior consent is obtained from the user. In such cases, HeartCore shall confirm in advance that the third party has implemented adequate security measures, and HeartCore shall be responsible for the handling of end-user information by such third party.

7. Upon termination of this Agreement with a user, regardless of the reason for termination, HeartCore shall promptly delete all End User Information collected on this website or other platforms from the user, as well as any End User Information entrusted to HeartCore by the user. The User shall not raise any objections to such deletion, and HeartCore shall not be liable for any damages incurred by the user as a result of such deletion. However, information that is required to be retained by law shall be retained for the period specified by such laws.

Article 7 (Promotion of the Service)

HeartCore may disclose the fact that it is providing the Service to User, unless otherwise agreed upon separately with the user, and the user hereby agrees to such disclosure.

Article 8 (Intellectual Property Rights)

1. All intellectual property rights related to the software, algorithms, etc. used on the servers for this Service are owned or held by Silver Egg Technology CO.,Ltd. and HeartCore, and the license to use this Service granted to User does not constitute a license to use the intellectual property rights of Silver Egg Technology CO.,Ltd. and HeartCore related to the software or other matters.

2. User shall not engage in any unauthorized acts such as reverse engineering of the software related to this Service.

Article 9 (Prohibition on Development of Competing Software)

1. The User shall not, without prior written consent from HeartCore, use any technical information obtained through this Agreement regarding the Software, the Service, or the systems of the Software and the Service, including technical information obtained through reverse engineering, to develop, manufacture, sell, license, or otherwise use, directly or indirectly, any software that has the same or similar purpose as the Software or the Service.

2. User shall not cooperate in any surveys conducted by persons developing or selling products that compete with the Service without HeartCore’s consent, nor shall they provide any information obtained through this Agreement regarding HeartCore, the Software, the Service, or the confidential information, technology, or information obtained through reverse engineering. If a user intentionally or negligently violates this provision, the user shall compensate the intellectual property rights holder of the software and HeartCore for any damages incurred, regardless of the reason.

3. If the User conducts comparative testing of this Service with competing products of other companies, the User shall notify HeartCore in advance and conduct such testing under HeartCore’s supervision. In such cases, the User shall not disclose any information managed by HeartCore to other companies without HeartCore’s prior consent.

Article 10 (Billing and Payment Methods for Service Fees)

1. HeartCore shall calculate the monthly service fee in accordance with the method specified in the Service Application Form or other relevant documents, using the period from the 1st day to the last day of each month as the billing period.

2. The User shall be obligated to pay HeartCore the full amount of the usage fees for the period up to the expiration of the effective term of this Agreement, even if this Agreement is terminated prior to the expiration of the effective term for any reason, and HeartCore shall not refund any usage fees or other amounts received.

3. HeartCore may revise the usage fees or other amounts if it becomes necessary to do so due to changes in economic conditions or changes, expansions, or other modifications to the content of the Service.

4. HeartCore will send an invoice for excess usage fees to User by the end of the month following the month of usage, in cases where the usage fees for that month exceed the amount included in the HeartCore CMS license fees. The User shall pay the usage fees by transferring the amount to the bank account designated by HeartCore by the end of the month following the month of receipt of the invoice. Any transfer fees shall be borne by the User.

5. When paying usage fees to HeartCore, the User shall pay the amount of the usage fees plus the applicable consumption tax.

6. If the User delays payment of the usage fees or any other debt owed to HeartCore, HeartCore may temporarily suspend the provision of the Service and may claim late payment damages at an annual rate of 14.6% on the unpaid debt (including consumption tax) from the User, and the User shall pay such damages without objection.

7. HeartCore may request the user to submit any documents it deems necessary in the event of any disputes regarding the usage fees, and the User shall not refuse such requests.

8. HeartCore shall not refund any usage fees already received, except in cases where HeartCore is at fault. However, this does not apply in cases of simple calculation errors.

9. The User may terminate this Agreement prior to the commencement date of the Basic Service by setting a termination date with the prior consent of HeartCore (hereinafter referred to as “Pre-commencement termination”). If the user exercises pre-commencement termination, this Agreement shall terminate as of the termination date set by the User.

10. The User may terminate the use of Optional Service only by setting a termination date prior to the commencement date of such Optional Service, with the prior consent of HeartCore.

11. All obligations of the user arising during the term of this Agreement shall remain in effect until fulfilled, even after the termination of this Agreement.

12. The User shall pay a cancellation fee to HeartCore in the amount of the minimum monthly usage fee for the initial service and the monthly usage fee for the option service specified in the Service Application Form, etc., if any of the following applies: (i) the user is unable to commence use of the service within one year from the desired commencement date for reasons not attributable to HeartCore (hereinafter referred to as “Service Non-Commencement”), (ii) the User cancels in the case of Pre-commencement termination based on paragraph 9 of this Article, or (iii) the User cancels the use of the option service prior to the commencement date of such option service in accordance with Article 10 of this Agreement. The User shall pay HeartCore a penalty equal to the initial fees and the minimum monthly usage fee for one month as specified in the Service Application Form or other relevant documents. If the obligation to pay the penalty to HeartCore is determined, HeartCore shall issue an invoice by the end of the month following the month in which the payment obligation arose, and the User shall pay the invoice by the end of the month following the month in which the invoice was issued.

13. In the event that the service has not commenced, HeartCore may terminate this Agreement, and HeartCore shall not be liable for any damages incurred by the user as a result of such termination. Notwithstanding the foregoing, the user’s obligation to pay the penalty to HeartCore pursuant to the preceding paragraph shall remain in effect even if this Agreement is terminated.

Article 11 (Prohibited Acts, Suspension of Use)

1. The User shall not engage in any of the following acts (hereinafter referred to as “Prohibited Acts”) when using this Service. If HeartCore discovers that a user has engaged in a Prohibited Act, HeartCore may suspend the User’s use of this Service without prior notice or warning. Additionally, HeartCore may seek compensation for any damages incurred as a result of a Prohibited Act.

(1) Transferring the right to use this Service to another person.

(2) Engaging in illegal activities that violate laws and regulations.

(3) Causing loss or damage to other User or third parties.

(4) Engaging in acts that infringe upon human rights or pose a risk of such infringement.

(5) Acts that constitute defamation, slander, or other acts contrary to public order and morality, or acts that pose a risk of such acts.

(6) Criminal acts, acts that lead to criminal acts, or acts that pose a risk of such acts.

(7) Acts that interfere with the operation of this Service, or acts that may interfere with the operation of this Service.

(8) Acts of using or providing harmful programs such as computer viruses through this Service or in connection with this Service.

(9) Acts of disclosing trade secrets of HeartCore or third parties obtained through the use of this Service.

(10) Acts of using this service for purposes that HeartCore determines to be contrary to public order and morality.

(11) Acts that infringe upon or are likely to infringe upon the copyrights or other rights of third parties or HeartCore.

(12) Acts that violate any provision of the Terms.

(13) Other acts that HeartCore deems inappropriate for User.

2. If the User engages in any of the prohibited acts listed in the preceding paragraph, the User shall be solely responsible for such acts, and HeartCore shall not be held liable in any way.

Article 12 (Exclusion of Antisocial Forces)

1. HeartCore and the User may terminate this Agreement without prior notice if the other party falls under any of the following categories:

(1) If the other party is a member of, or affiliated with, a violent gang, a member or associate of such a gang, a company associated with such a gang, a professional agitator, a political agitator, a special intelligence-based violent group, or any other antisocial force (hereinafter referred to as “Antisocial forces”), or if the other party has been such a member or affiliate in the past.

(2) If the other party, either directly or through a third party, uses fraud, violent acts, or threatening language against HeartCore or the user.

(3) If the other party discloses to HeartCore or the User that they are Antisocial force, or discloses that an affiliated organization or individual is Antisocial force.

(4) Engaging in acts that damage or may damage the reputation or credibility of HeartCore or its User, either directly or through a third party.

(5) If you, either directly or through a third party, obstruct the business operations of HeartCore or its User, or engage in any act that may obstruct such operations.

2. HeartCore or its User shall not be liable for any damages incurred by the other party if this Agreement is terminated pursuant to the preceding paragraph.

Article 13 (Liability for Damages)

1. If User causes damage to the intellectual property rights holder of the software, HeartCore, or a third party in connection with the use of this Service, the User shall compensate the intellectual property rights holder of the software, HeartCore, or the third party for such damage.

2. The User shall indemnify HeartCore from any claims made by third parties in connection with the use of this Service. However, this does not apply if HeartCore is at fault.

3. If a third party makes a claim of intellectual property rights infringement related to this Service, the User shall immediately notify HeartCore of such claim.

4. If HeartCore is liable for any damages to the User due to causes attributable to HeartCore, the amount of such damages shall be limited to the total amount of the service fees actually received by HeartCore from the User for the three months prior to the occurrence of the cause of such liability. Furthermore, the scope of damages shall be limited to direct damages incurred by the User, and shall not include indirect damages or lost profits.

5. Notwithstanding the foregoing, the User shall indemnify HeartCore from any damages arising from communication failures resulting in reduced speed or data corruption, or from the unauthorized access of third parties leading to the corruption, alteration, or leakage of information.

6. HeartCore shall only be liable under this Article if the provision of the Service is suspended for 24 hours or more due to a defect in the Service attributable to HeartCore.

Article 14 (Disclaimer of Liability)

1. User acknowledge that the provision of the Service may be temporarily suspended if they exceed the monthly maximum request count, item count, or requests per second (RPS) specified in the special terms section of the Service Application Form or other relevant documents, and agree not to make any claims, complaints, or demands for compensation against Silver Egg Technology Co., Ltd. or HeartCore in connection with such suspension.

2. User acknowledge that Silver Egg Technology CO., Ltd. or HeartCore may temporarily suspend the Service due to system updates or maintenance performed on a regular basis and agree not to hold HeartCore liable for any such suspension. HeartCore will endeavor to notify User in advance of such updates or maintenance. However, emergency updates or maintenance may be performed without prior notice.

3. User agrees to hold Silver Egg Technology CO., Ltd. and HeartCore harmless from any and all damages arising from the use of this Service through tools developed by the User or provided by third parties.

Article 15 (Termination of this Agreement)

HeartCore or the User may terminate this Agreement without prior notice or warning if any of the following circumstances arise. In such a case, HeartCore or the User who terminates this Agreement shall not be liable for any liquidated damages, compensation for damages, or other liabilities to the other party.

(1) If there is a breach of any obligation arising under this Agreement, and despite being given a reasonable period to cure such breach, the breaching party fails to cure such breach within such period.

(2) If the breaching party commits any act prohibited under Article 11(1).

(3) If the breaching party is subject to any disposition by a competent authority, such as revocation or suspension of its business license.

(4) When the User has been subject to provisional attachment, provisional measures, or compulsory execution by a third party, and it is deemed that performance of the contract is impossible.

(5) When a petition for bankruptcy, voluntary liquidation, special liquidation, civil rehabilitation proceedings, or corporate reorganization proceedings has been filed.

(6) When the User has resolved to dissolve the company.

(7) When HeartCore determines that continued performance of the contract by the User is inappropriate for any other reason.

Article 16 (Termination of the Service)

1. HeartCore may terminate the Service for technical reasons or other circumstances.

2. HeartCore shall notify User of the termination of the Service by email or other means at least 30 days prior to the termination date. HeartCore shall not be liable for any damages incurred by User as a result of the termination of the Service.

Article 17 (Confidentiality)

1. “Confidential Information” under this Agreement means all technical information, know-how, data, and all business information disclosed by one party to the other party in writing, orally, or by any other means, which is expressly designated as confidential, as well as samples and software provided by HeartCore, and data transmitted to HeartCore by User and viewers. However, this does not include: (i) information that was already in the possession of the recipient at the time of disclosure or that was lawfully obtained from a third party without any obligation of confidentiality; (ii) information that was already in the public domain at the time of disclosure; (iii) information that became public after disclosure through no fault of the recipient; (iv) information that was independently developed by the recipient without violating this Agreement, regardless of whether such development occurred before or after disclosure; (v) information that was lawfully obtained by the recipient from a third party with valid authority, obtained lawfully from a third party with valid authority, (vi)information notified in writing by the disclosing party as non-confidential, or (vii) information that the disclosing party is already providing to third parties without any restrictions similar to those in this Agreement at the time of disclosure shall not be deemed confidential information.

2. The User shall not disclose or leak to third parties any contractual terms, including usage fees, specified in this Agreement without the prior written consent of HeartCore.

3. HeartCore and the User shall take all reasonable measures to prevent confidential information from being used or disclosed to third parties. Confidential information disclosed by the other party may only be disclosed to employees who have a need to know such information. However, the User shall notify such employees of the confidentiality obligations set forth in this Agreement and ensure that they comply with such obligations.

4. Neither party shall use confidential information obtained in connection with the provision of the Service for any purpose other than the intended purpose. Furthermore, neither HeartCore nor the User shall disclose or leak such confidential information to any third party without the prior written consent of the other party.

5. If requested to disclose confidential information by a government agency or other authority based on applicable laws or regulations, either party may disclose such information. However, in such case, the disclosing party shall promptly notify the other party of such disclosure.

6. HeartCore may disclose summary information explaining the effectiveness and usage status of this Service, provided that such information does not identify the User or is aggregated with data from other User.

7. HeartCore and the User may claim damages from the other party in the event of a breach of this Article.

8. HeartCore and the User must, upon request by the other party or upon termination of this Agreement, destroy all confidential information or software, data, documents, items, etc., containing confidential information, as well as all copies or reproductions thereof, or promptly return them to the other party, except as otherwise agreed by both parties.

Article 18 (Prohibition of Assignment of Contract)

HeartCore and the User shall not assign, sublicense, or pledge any rights under this Agreement to a third party, or transfer any obligations under this Agreement to a third party, without the prior written consent of the other party.

Article 19 (Limitation of Warranties)

1. The Service is provided “as is,” and no software, documents, or services related thereto shall be deemed to include any warranty or representation, express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, or non-infringement of third-party rights, except as expressly stated in this Agreement.

2. The User shall use the Service at their own risk and shall investigate, at their own expense, whether the use of the Service complies with applicable laws, regulations, or internal rules of industry associations. HeartCore does not guarantee that the User’s use of the Service complies with applicable laws, regulations, or internal rules of industry associations.

3. In the event that the Service is provided by HeartCore in reliance on cloud services provided by a third party, HeartCore shall not be liable to the User for any interruption or malfunction of the Service caused by the interruption or malfunction of such cloud services.

Article 20 (Post-Termination Procedures)

The provisions of Articles 17, 19, and 21 shall remain in full force and effect even after this Agreement is terminated or its effective period expires.

Article 21 (Jurisdiction)

Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

Article 22 (Settlement by Negotiation)

In the event of any ambiguity in the interpretation of the Terms or any matters not provided for herein, HeartCore and the User shall endeavor to resolve such matters through sincere negotiations.

Article 23 (Amendment of The Terms and Conditions)

HeartCore may amend or supplement the Terms and Conditions and any special provisions (hereinafter referred to as “the Terms and Conditions, etc.”) at its discretion. Any amendment or supplementation of the Terms and Conditions, etc. shall be notified to User in advance in accordance with the method specified by HeartCore, such as posting on the Service management screen used by User. If the User continues to use the Service after such amendment, the User shall be deemed to have accepted the amendment, and in such case, the service fees and other terms and conditions of use shall be governed by the amended terms and conditions.

Article 24 (Electronic Contracts)

1. The User and HeartCore may use the electronic contract service designated by HeartCore (hereinafter referred to as the “Electronic Contract Service”) to perform the procedures for application and acceptance of this Agreement.

2. When a User makes an application regarding this Agreement using the Electronic Contract Service, the email address used in the Electronic Contract Service must be an email address that can only be used by the User’s representative or a person authorized by the representative to enter into the contract.

3. If User wishes to change the email address used in the Electronic Contract Service, the User shall notify HeartCore in advance using the method specified by HeartCore.

HeartCore Recommend (tentative name) Special Terms and Conditions

Article 1 (HeartCore Recommend (tentative name))

User of “HeartCore Recommend (tentative name)” provided as a feature of HeartCore CMS agree in advance to the following functional limitations.

(i) The maximum monthly request count is 500,000 or less, the maximum number of items is 15,000 or less, and the RPS is 5 or less. If these limits are exceeded after the Service begins, normal responses cannot be guaranteed.

(ii)The locations where recommendations may be displayed shall be limited to the top page, item detail page, shopping cart, search results page, recommendations list page, and purchase completion page.

(iii) If the maximum monthly request count exceeds 500,000 or the number of items is expected to exceed 15,000, you agree to contract the “HeartCore Recommend (tentative name)” monthly maximum request count excess option separately.

Article 2 (Regular Maintenance)

User acknowledge that regular maintenance for the “HeartCore Recommend(tentative name)” service will be conducted approximately every three months, during which Service may be temporarily unavailable due to system updates.

Article 3 (Support)

User acknowledge that support after the commencement of the Service will be provided exclusively via email.

Established: June 7, 2024

Revised: October 1, 2024

Revised: February 14, 2025